Exhibit 99.1

Pro Forma Financials Reflecting the Acquisition of OneMain Financial

January 29, 2016

OneMain
Lending Made Personal

OneMain.
Lending Made Personal

Disclaimer

This presentation contains a summary and certain key highlights of the unaudited pro forma condensed combined financial statements included as Exhibit 99.1 to the Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission (the "SEC") on January 29, 2016 (the "Form 8-K/A"), by OneMain Holdings, Inc. (formerly known as Springleaf Holdings, Inc.) (the "Company" or "Springleaf") concerning the recent acquisition of OneMain Financial Holdings, LLC and its subsidiaries ("OneMain Financial" or "OneMain") by the Company. The information contained in this presentation is being provided solely for informational purposes and is supplemental to and not a substitute for the unaudited pro forma condensed combined financial statements included as Exhibit 99.1 to the Form 8-K/A. The summary information in this presentation is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisition of OneMain Financial been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information required management to make significant assumptions and estimates. Accordingly, investors are cautioned not to place undue reliance upon the information contained in this presentation. This presentation should be read in conjunction with:

- *the historical audited consolidated financial statements of Springleaf as of and for the year ended December 31, 2014, included in Springleaf's Annual Report on Form 10-K filed with the SEC on March 16, 2015;*
- *the historical audited consolidated and combined financial statements of OneMain Financial as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, included as Exhibit 99.2 to Springleaf's Current Report on Form 8-K filed with the SEC on April 27, 2015;*
- *the historical unaudited condensed consolidated financial statements of Springleaf as of and for the three and nine months ended September 30, 2015, included in Springleaf's Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015;*
- *the Company's Current Report on Form 8-K filed with the SEC on November 17, 2015, including the exhibits thereto;*
- *the Company's Current Report on Form 8-K filed with the SEC on January 25, 2016; and*
- *the Form 8-K/A, including Exhibits 99.1 and 99.2 thereto.*

The unaudited pro forma condensed combined financial information upon which the information in this presentation is derived, although helpful in illustrating the financial characteristics of the Company under one set of assumptions, does not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the acquisition of OneMain Financial by the Company and, accordingly, does not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed combined statements of income in Exhibit 99.1 of the Form 8-K/A exclude projected operating efficiencies and synergies expected to be achieved as a result of the acquisition of OneMain Financial. The unaudited pro forma condensed combined financial information in Exhibit 99.1 of the Form 8-K/A includes an adjustment to reflect the anticipated sale of certain assets to Lendmark Financial Services, LLC ("Lendmark") in connection with the closing of the acquisition of OneMain Financial; such assets include personal loans that are classified in the historical balance sheet as finance receivables held for sale. In addition, the unaudited pro forma condensed combined financial information in Exhibit 99.1 of the Form 8-K/A excludes the effects of costs associated with any restructuring or integration activities resulting from the acquisition of OneMain Financial, as they are currently not known, and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the acquisition of OneMain Financial. However, such costs could affect the results of the Company following the acquisition of OneMain Financial in the period the costs are incurred or recorded.

In providing this presentation, the Company is not making any representation concerning the Company's future performance or results and cautions investors that actual future performance or results could differ materially from the information contained herein and in Exhibit 99.1 to the Form 8-K/A due to a number of factors, including those factors included under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

OneMain.
Lending Made Personal

Summary

- The unaudited pro forma financial statements included as Exhibit 99.1 to the Form 8-K/A filed with the SEC on January 29, 2016, are required by the SEC to illustrate the estimated effects of the acquisition of OneMain Financial by the Company without consideration of any strategic actions the Company may take or any change in market conditions at the time of the acquisition
  - Adjustments are estimates and are further described in the Form 8-K/A
  - The unaudited pro forma balance sheet as of September 30, 2015, assumes the acquisition of OneMain Financial occurred on September 30, 2015
  - Actual combination adjustments will be effective as of October 31, 2015; pursuant to our agreement with the seller, OneMain Financial's results from operations will be included in the Company's financial statements from November 1, 2015, forward
- The unaudited pro forma statement of operations for the nine months ended September 30, 2015, assumes completion of the branch sales to Lendmark and the acquisition of OneMain Financial as of January 1, 2014
  - Material purchase accounting adjustments such as 1st year provision build on the new base of finance receivables and the premium amortization for finance receivables occur in the first twelve months after closing (calendar year 2014 for the purposes of these unaudited pro forma financial statements). Therefore, certain aspects of the pro forma unaudited statement of operations for the year ended December 31, 2014, reflect purchase accounting related adjustments that are actually expected in the first twelve months following October 31, 2015
- The unaudited pro forma statement of operations for the year ended December 31, 2014, assumes the completion of the branch sales to Lendmark, the acquisition of OneMain Financial, and certain 2014 real estate sales occurred as of January 1, 2014
- The unaudited pro forma balance sheet as of September 30, 2015, assumes completion of branch sales to Lendmark and the acquisition of OneMain Financial as of September 30, 2015
- Purchase accounting adjustments are based on preliminary fair value estimates and applied to assets and liabilities during the applicable period
- Actual purchase accounting impacts as of October 31, 2015, are expected to be provided with our Annual Report on Form 10-K, which we are required to file no later than Monday, February 29, 2016
- The pro forma financial statements are presented on a push-down accounting basis which is a basis of accounting in accordance with US GAAP. It has been our practice to report "core earnings" and "core EPS" on a historical accounting basis which is a methodology other than US GAAP

OneMain
Lending Made Personal

Pro Forma Summary of Adjustments

- Pro Forma Balance Sheet, as of September 30, 2015:
  - Cash paid for the acquisition of OneMain Financial of $4.48 billion (excluding certain contract termination payments paid in connection with the closing of the acquisition of OneMain Financial)
  - Assets and liabilities recorded at fair value based on estimated values as of the effective closing date of October 31, 2015, and applied to the September 30, 2015, pro forma balance sheet
  - Established incremental identifiable intangible assets of $488 million associated with the acquisition of OneMain Financial
  - Goodwill of $1.37 billion based on excess of purchase price over estimated fair value of assets and liabilities
  - Estimated cash proceeds of $630 million from sale of 127 branches to Lendmark
- Pro Forma Income Statements, both for the nine months ended September 30, 2015, and the year ended December 31, 2014:
  - Purchase accounting adjustments and continuing impacts:
    - Amortization of purchase premium for finance receivables
    - Interest expense for the combined entity debt structure at the time of the close of the transaction
    - Amortization of intangible assets acquired as part of the acquisition
    - Assumed 37% effective tax rate ('ETR') on purchase accounting and on-going adjustments

OneMain. Lending Made Personal

Pro Forma Statement of Operations - Nine Months Ended September 30, 2015

($ millions, except per share amounts)	Springleaf	OneMain[1]	Purchase Accounting & Continuing Impacts	Other Adjustments [5]	Pro Forma Combined
[1] Total interest income	1,247	1,542	(205)	(125)	2,459
[2] Interest expense	500	242	(38)	-	704
Net interest income	**747**	**1,300**	**(167)**	**(125)**	**1,755**
[3] Provisions for finance receivable losses	249	421	(135)	(15)	520
Net interest income after provisions for finance receivable losses	**498**	**879**	**(32)**	**(110)**	**1,235**
Total other revenues	158	313	-	-	471
[4] Total other expenses	585	679	24	(45)	1,243
Income (loss) before benefit from income taxes	71	513	(56)	(65)	463
Provision for (benefit from) income taxes	1	192	(21)	(24)	148
Net income (loss)	**70**	**321**	**(35)**	**(41)**	**315**
Net income attributable to non-controlling interests	93	-	-	-	93
Net income (loss)	**(23)**	**321**	**(35)**	**(41)**	**222**
Diluted					
Weighted average number of shares	125,701,635		9,813,860		135,515,495
Net income (loss) per common share attributable to Springleaf	$(0.18)				$1.64

[1] Primarily reflects step up of premium amortization

[2] Reflects interest expense for the combined entity debt structure at the time of the close of the transaction

[3] Reflects ongoing impact from purchase accounting adjustments for provision for finance receivable losses

[4] Reflects incremental amortization of intangibles

[5] Other adjustments reflect impact of branch sales to Lendmark

1. *OneMain column reflects certain reclassifications among line items, which net to zero as reflected in the Form 8-K/A*

OneMain.
Lending Made Personal

Pro Forma Statement of Operations – Twelve Months Ended December 31, 2014

($ millions, except per share amounts)	Springleaf	OneMain[1]	Purchase Accounting & Continuing Impacts	Other Adjustments [5]	Pro Forma Combined
[1] Total interest income	1,982	2,011	(313)	(576)	3,104
[2] Interest expense	734	217	41	(80)	912
Net interest income	**1,248**	**1,794**	**(354)**	**(496)**	**2,192**
[3] Provisions for finance receivable losses	474	575	130	(119)	1,060
Net interest income after provisions for finance receivable losses	**774**	**1,219**	**(484)**	**(377)**	**1,132**
Total other revenues	832	446	-	(713)	565
[4] Total other expenses	701	848	42	(94)	1,497
Income (loss) before benefit from income taxes	905	817	(526)	(996)	200
Provision for (benefit from) income taxes	297	304	(196)	(365)	40
Net income (loss)	**608**	**513**	**(330)**	**(631)**	**160**
Net income attributable to non-controlling interests	103	-	-	-	103
Net income (loss)	**505**	**513**	**(330)**	**(631)**	**57**
Diluted					
Weighted average number of shares	115,265,123		19,417,476		134,682,599
Net income (loss) per common share attributable to Springleaf	$4.38				$0.42

[1] Primarily reflects step up of premium amortization

[2] Reflects interest expense for the combined entity debt structure at the time of the close of the transaction

[3] Reflects ongoing impact from purchase accounting adjustments for provision for finance receivable losses

[4] Reflects incremental amortization of intangibles

[5] Other adjustments reflect impact of branch sales to Lendmark and real estate finance receivables sale

1. *OneMain column reflects certain reclassifications among line items, which net to zero as reflected in the Form 8-K/A*

OneMain.
Lending Made Personal

Pro Forma Balance Sheet – As of September 30, 2015

($ millions)	Springleaf at 9/30/2015[1]	OneMain at 9/30/2015[1]	Consideration Paid	Net Assets Acquired	Estimated Purchase Accounting	Other Adjustments [5]	Pro Forma Combined at 9/30/2015
Cash and cash equivalents	3,865	621	(3,303)	-	-	630	1,813
Investment securities	1,742	1,403	(1,175)	-	-	-	1,970
[1] Net finance receivables, less unearned insurance premium, claim reserve, and allowance for finance receivable losses	5,869	7,413	-	-	939	-	14,221
[2] Goodwill and intangibles, net	18	62	-	1,860	-	-	1,940
[3] Other assets (includes restricted cash, PP&E, DTA)	1,550	1,066	-	-	(425)	(611)	1,580
Total assets	13,044	10,565	(4,478)	1,860	514	19	21,524
[4] Long-term debt	9,455	7,604	-	-	178	-	17,337
Other liabilities (includes insurance claims)	760	738	-	-	(59)	(1)	1,338
Shareholders' equity	2,829	2,223	-	(2,223)	-	20	2,849
Total liabilities and shareholders' equity	13,044	10,565	-	(2,223)	119	19	21,524

[1] The net impact of $273 million increase due to estimated fair value of ~$8.8 billion loans, less the $666 million allowance for finance receivable losses that was eliminated

[2] Goodwill of $1.37 billion and incremental intangible assets of $488 million

[3] Fresh start tax basis at acquisition decreased deferred asset tax to zero

[4] Primarily reflects increase in carrying value of debt by $119 million due to estimated fair value of debt assumed

[5] Other adjustments reflect impact of branch sales to Lendmark

1. *Springleaf and OneMain columns reflects certain reclassifications among line items, which net to zero as reflected in the Form 8-K/A*

OneMain
Lending Made Personal

Comparison and Discussion
Annualized 2015 vs 2014 OneMain Financial Results

($ millions)	A OneMain Financial (Year Ended 12/31/14) [1]	B OneMain Financial (9 mos ended 9/30/15) [1]	C OneMain Financial (Annualized results, 9 mos ended 9/30/15)[2]	C-A Comparison Annualized 9 mos vs 2014
Total interest income	2,011	1,542	2,055	44
[1] Interest expense	217	242	323	106
Net interest income	**1,794**	**1,300**	**1,732**	**(62)**
Provisions for finance receivable losses	575	421	561	(14)
Net interest income after provisions for finance receivable losses	**1,219**	**879**	**1,171**	**(48)**
[2]Total other revenues	446	313	417	(29)
[3]Total other expenses	848	679	905	(57)
Income (loss) before benefit from income taxes	817	513	683	(134)
Provision for (benefit from) income taxes	304	192	253	(51)
Net income (loss)	**513**	**321**	**430**	**(83)**

[1] Annualized interest expense for OneMain Financial for the nine months ended September 30, 2015, compared to the year ended December 31, 2014, increased as a result of replacing related party funding as well as the full year impact of $1.5B in unsecured bond issuance in November 2014. See note 7b) in Exhibit 99.1 in the Form 8-K/A for additional details

[2] Other revenues includes insurance income, which decreased for the annualized nine months ended September 30, 2015, as compared to the twelve months ended December 31, 2014, as certain blocks of insurance are in run-off

[3] Annualized operating expense items for OneMain Financial for the nine months ended September 30, 2015, compared to the year ended December 31, 2014, increased as a result of increased branch and centralized operations headcount as well as higher marketing expense

1. *Columns A and B reflect certain reclassifications among line items, which net to zero as reflected in the Form 8-K/A*
2. *The annualized information included in this slide was calculated by taking OneMain Financial's nine month financial results, adjusting for certain reclassifications, and then dividing by 9 and multiplying such amount by 12. The annualized results are not the actual or estimated results for OneMain Financial for the year ended December 31, 2015. Actual results may differ materially. As a result, investors should not rely on the annualized information included in this slide. This information is being presented solely for illustrative purposes.*